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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 28, 2002
                                                           -------------


                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                     1-4174              73-0569878
       --------                ---------------     -------------------
   (State or other               (Commission         (I.R.S. Employer
   jurisdiction of               File Number)       Identification No.)
   incorporation)



        One Williams Center, Tulsa, Oklahoma                74172
        ------------------------------------                ------
     (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)


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Item 5.    Other Events.

           In a Form 8-K filed on May 28, 2002, The Williams Companies, Inc. ("Williams") announced a plan that is designed to further improve the company's finances by more than $3 billion during the next 12 months and more narrowly focus its business strategy within its three major business units. Actions are expected to include issuing common stock, selling additional assets, increasing cash flow and making additional cuts in expenses.

           In the process of performing on its previously announced plan to sell a large amount of assets, Williams may sell certain assets at a loss, and it may be required to recognize impairments to the current recorded values of some assets even before they are sold as a result of information revealed in the process of investigating and preparing for such sales. Additionally, as a result of such asset sales, Williams may have reduced cash flow in the future.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         THE WILLIAMS COMPANIES, INC.


Date: June 28, 2002                               /s/ Suzanne Costin
                                         ---------------------------------------
                                         Name:    Suzanne Costin
                                         Title:   Corporate Secretary